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                                                                  EXHIBIT 10.1.E


                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") amends that certain EMPLOYMENT AGREEMENT by and between CLINTRIALS RESEARCH INC., a Delaware corporation ("Company"), and JERRY MITCHELL ("Executive") dated as of January 30, 1998 (the "Employment Agreement") and is entered into between Company and Executive this ____ day of _____________, 2000.

         WHEREAS, the parties wish to amend the Employment Agreement as set forth below;

         IT IS, ACCORDINGLY, AGREED AS FOLLOWS:

         1. Section 4(c) of the Employment Agreement is amended by adding the following to the end of the paragraph:

                           Notwithstanding the foregoing, the Company Stock Option and any other Company stock options Executive may hold shall vest fully upon a Change of Control (as such term is defined in Section 8(c) hereof) and shall remain exercisable for the remainder of the stated term of such stock option(s), regardless of whether the Executive continues to be employed by the Company.

         2. The portion of the first paragraph of Section 7(c) of the Employment Agreement labeled "(i)" is amended to read in its entirety as follows:

                  (i) one and one-half (1 1/2) times the Executive's highest Base Salary during the 12-month period prior to his termination of employment and

         3. Section 7(c)(C)(x) of the Employment Agreement is amended to read in its entirety as follows:

                  (x) the end of the 18-month period following his termination of employment; and

         4. Section 8(a) of the Employment Agreement is amended by adding the following to the end of the paragraph:

                           In addition, if Executive is terminated as a result
                  of a Change of Control, Executive shall be entitled to the amounts and benefits he



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                  would receive for a termination without Cause under Section
                  7(c). Termination shall be deemed to be a result of a Change of Control (i) if such termination occurs within twelve (12) months following the Change of Control; or (ii) if any change in the Executive's title, reporting relationship, responsibilities or authority as in effect immediately prior to any Change of Control is made within twelve (12) months of such Change of Control and which adversely affects to a material degree his role in the management of the Company; or
                  (iii) if any reduction in the Executive's salary paid to him by the Company as in effect immediately prior to any Change of Control or, if such salary has been subsequently increased at any time or from time to time; any reduction in such increased salary; or (iv) if any termination of the Executive's employee benefit programs, including, but not limited to, any stock option plan, investment plan, savings plan, incentive compensation plan or life insurance, medical plans or disability plans provided by the Company to the Executive and in which the Executive is participating or under which the Company is covered, all as in effect immediately prior to any Change of Control; or (v) if there is any requirement by the Company that the Executive's position and principal office be based and located more than twenty (20) miles outside the boundaries of the principal office of the Executive immediately prior to the Change of Control; or (vi) if any failure or refusal of the Company to renew this Employment Agreement under Section 3 after any Change of Control shall have occurred.

         5. In all other respects the Employment Agreement is hereby ratified and affirmed.


                                       CLINTRIALS RESEARCH INC.



                                       By:
                                           -------------------------------------
                                       Title:
                                             -----------------------------------


                                       EXECUTIVE



                                       -----------------------------------------
                                       JERRY MITCHELL






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